UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

SELECT MEDICAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEM	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events.

On May 19, 2026, Select Medical Holdings Corporation (the “Company” or “Select Medical”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Definitive Proxy Statement”) with respect to the special meeting of the Company’s stockholders scheduled to be held on June 26, 2026 to, among other things, vote on a proposal to approve the previously announced acquisition of the Company by an entity affiliated with a consortium led by Robert A. Ortenzio, Executive Chairman, Co-Founder and Director of Select Medical, Martin F. Jackson, Senior Executive Vice President of Strategic Finance and Operations of Select Medical, and Welsh, Carson, Anderson & Stowe, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 2, 2026, by and among the Company, Stallion Intermediate Corporation, a Delaware corporation (“Parent”), and Stallion MergerSub Corporation, a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”).

As of the date of this Current Report on Form 8-K, two complaints have been filed in the Supreme Court of the State of New York, County of New York (the “New York Complaints”) and one complaint has been filed in the Court of Common Pleas of Cumberland County, Pennsylvania, Ninth Judicial District (the “Pennsylvania Complaint,” and together with the New York Complaints, the “Complaints”). The New York Complaints are captioned as follows: Mark Stevens v. Select Medical Holdings Corporation, Robert A. Ortenzio, David S. Chernow, Russell L. Carson, Katherine R. Davisson, William H. Frist, Marilyn B. Tavenner, Daniel J. Thomas, Parvinderjit S. Khanuja, James S. Ely III, and Thomas A. Scully, Index No. 653282/2026; and Robert Jones v. Select Medical Holdings Corporation, Robert A. Ortenzio, David S. Chernow, Russell L. Carson, Katherine R. Davisson, William H. Frist, Marilyn B. Tavenner, Daniel J. Thomas, Parvinderjit S. Khanuja, James S. Ely III, and Thomas A. Scully, Index No. 653290/2026. The Pennsylvania Complaint is captioned as follows: Dean Drulias v. Russell Carson; David Chernow; Katherine Davisson; James Ely III; William Frist; Parvinderjit Khanuja; Robert Ortenzio; Thomas Scully; Marilyn Tavenner; Daniel Thomas; Select Medical Holdings Corporation; Welsh, Carson, Anderson & Stowe; WCAS XIV, L.P.; WCAS XIV Associates LLC; WCAS Management, L.P.; and WCAS Management, LLC, Case No. 2026-06775-0. The Complaints generally allege that the Definitive Proxy Statement misrepresents and/or omits certain purportedly material information regarding the Merger. The Complaints assert claims under New York and Pennsylvania common law for negligent misrepresentation and concealment, and negligence against the Company and the members of the Company’s board of directors. The Pennsylvania Complaint additionally asserts claims under Pennsylvania common law for fraudulent concealment and non-disclosure against all defendants and violations of the Pennsylvania Securities Act of 1972 against Welsh, Carson, Anderson & Stowe; WCAS XIV, L.P.; WCAS XIV Associates LLC; WCAS Management, L.P.; and WCAS Management, LLC. The Complaints seek, among other things, to enjoin the consummation of the Merger and attorneys’ fees. The New York Complaints also seek actual and punitive damages if the Merger is consummated.

In addition, the Company has received demand letters from eleven purported stockholders of the Company (together with the Complaints, the “Matters”) alleging similar deficiencies regarding the disclosures made in the Definitive Proxy Statement regarding the Merger, and seeking additional disclosures in the Definitive Proxy Statement to address those purported deficiencies.

While the Company believes that the disclosures set forth in the Definitive Proxy Statement comply fully with all applicable law and denies the allegations in the Matters described above, in order to moot the purported stockholders’ disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, the Company has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement related to the purported stockholders’ claims with the supplemental disclosures set forth below (the “Supplemental Disclosures”). These Supplemental Disclosures should be read in conjunction with the rest of the Definitive Proxy Statement, which is available at the SEC’s website, www.sec.gov, and which the Company urges you to read in its entirety. Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company and the other named defendants specifically deny all allegations in the complaints, including the allegations that any additional disclosure was or is required or material.

To the extent that the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All references to sections and subsections herein are references to the corresponding sections or subsections in the Definitive Proxy Statement, all page references are to pages in the Definitive Proxy Statement, and terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Unless stated otherwise, the new text in the Supplemental Disclosures is in boldface and underlined to highlight the supplemental information being disclosed, while deleted text is ~~bold and stricken-through~~.

If you have not already submitted a proxy for use at the Special Meeting, you are urged to do so promptly. This Current Report on Form 8-K does not affect the validity of any proxy card or voting instructions that Company stockholders may have previously received or delivered. No action is required by any Company stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change such proxy or voting instructions.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

1.     The disclosure under the heading “Summary Term Sheet—Interests of the Company’s Directors and Executive Officers in the Merger” is hereby supplemented by including the following bullet after the eighth bullet on page 7 of the Definitive Proxy Statement:

•	After the Closing, Parent intends to pay to Mr. Ortenzio and Mr. Jackson fees in amounts equal to approximately $2.9 million and $0.2 million, respectively, in recognition of their roles in structuring and negotiating the transaction;

2.     The disclosure under the heading “Special Factors—Background of the Merger” is hereby amended and supplemented by including the text below in the second paragraph on page 26 of the Definitive Proxy Statement:

As part of the ongoing consideration and evaluation by the Company of its long-term strategic goals and plans, the Company Board and management team periodically review, consider and assess the Company’s operations and financial performance, as well as overall industry, competitive and macroeconomic conditions, since they may affect those strategic goals and plans, with the goal of enhancing stockholder value. This review at times includes, among other things, the consideration of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives. As part of that continuing review, the Company Board has evaluated the extent that government reimbursement risk, which is an issue for each of the Company’s three business segments and particularly the Company’s critical illness recovery hospital segment, was creating downward pressure on the entire Company’s stock market valuation. Beginning in late June 2025, the Company’s Executive Chairman, Co-Founder and Director, Mr. Ortenzio, began discussing with other members of the Company Board the possibility of separating the Company’s critical illness recovery hospital segment, including the possibility that members of the Company’s management could acquire the business if there were no alternative acquiror, as a potential alternative to improve the Company’s stock market valuation. On July 30, 2025, representatives of J.P. Morgan Securities LLC (“JPMorgan”), later one of the financial advisors to the Buyer Consortium (as defined below), made a presentation to the Company Board where, among other strategic alternatives, a potential sale of the critical illness recovery hospital segment was analyzed and discussed.

3.     The disclosure under the heading “Special Factors – Background of the Merger” is hereby amended and supplemented by including the text below in the seventh paragraph on page 31 of the Definitive Proxy Statement:

During the week of January 19, 2026, representatives of Goldman Sachs contacted nine potential bidders (other than the Buyer Consortium), four of which were potential strategic bidders and five of which were potential financial sponsor bidders, at the direction of the Special Committee. Ultimately, seven of the potential bidders stated they did not have interest in pursuing a transaction with the Company, and the remaining two did not respond to the outreach by representatives of Goldman Sachs.

4.     The disclosure under the heading “Special Factors—Opinion of the Financial Advisor to the Special Committee – Illustrative Discounted Cash Flow Analysis” is hereby amended and supplemented by including the text below in the first and second paragraph on page 47 of the Definitive Proxy Statement:

Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on the Company to derive a range of illustrative present values per Company Share. Using the mid-year convention for discounting cash flows and discount rates ranging from 10.0% to 12.0%, reflecting estimates of the Company’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2025, (i) estimates of unlevered free cash flow for the Company for the fiscal years 2026 through 2035, as reflected in the Forecasts and (ii) a range of illustrative terminal values for the Company, which were calculated by applying perpetuity growth rates ranging from 1.5% to 2.5%, to a terminal year estimate of the unlevered free cash flow of $484 million to be generated by the Company, as reflected in the Forecasts (which analysis implied terminal year EBITDA exit multiples ranging from 5.5x to 7.8x). The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the Company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the Company, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for the Company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the Company the amount of the Company’s total debt of approximately $1.845 billion and added the amount of Company’s cash and cash equivalents of approximately $27 million, in each case, as provided by the management of the Company and approved for Goldman Sachs’ use by the Special Committee, to derive a range of illustrative equity values for the Company. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding Company Shares of a range of approximately 125 million to 128 million shares for the fiscal years 2026 through 2028, as provided by the management of the Company and approved for Goldman Sachs’ use by the Special Committee, using the treasury stock method, to derive a range of illustrative present values per Company Share ranging from $15.04 to $25.33.

5.      The disclosure under the heading “Special Factors—Opinion of the Financial Advisor to the Special Committee – Illustrative Present Value of Future Share Price Analysis” is hereby amended and supplemented by including the text below in the fourth paragraph on page 47 of the Definitive Proxy Statement:

Goldman Sachs then subtracted the amount of the Company’s net debt for each of the fiscal years 2026 through 2028, of approximately $1.639 billion, $1.495 billion and $1.305 billion, respectively, each as provided by the management of the Company and approved for Goldman Sachs’ use by the Special Committee, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for the Company for each of the fiscal years 2026 through 2028. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding Company Shares for each of the fiscal years 2026 through 2028, calculated using information provided by the management of the Company and approved for Goldman Sachs’ use by the Special Committee, to derive a range of implied future values per Company Share. Goldman Sachs then added the cumulative dividends per Company Share expected to be paid to holders of Company Shares through the end of each of fiscal years 2026 through 2028, using the Forecasts. Goldman Sachs then discounted these implied future equity values per Company Share to December 31, 2025, using a mid-year convention for dividends and an illustrative discount rate of 12.2%, reflecting an estimate of the Company’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the Company’s target capital structure weightings, the cost of long-term debt, after tax-yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the Company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values per Company Share of $14.04 to $25.72.

6.     The disclosure under the heading “Special Factors—Opinion of the Financial Advisor to the Special Committee – Precedent Transaction Analysis” is hereby amended and supplemented by including the text below in the second paragraph on page 48 of the Definitive Proxy Statement:

Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of EV/LTM adjusted EBITDA multiples of 6.2x to 11.2x to the Company’s LTM adjusted EBITDA as of December 31, 2025, as provided by the management of the Company and approved for Goldman Sachs’ use by the Special Committee, to derive a range of implied enterprise values for the Company. Goldman Sachs then subtracted the amount of the Company’s net debt as of December 31, 2025 of approximately $1.818 billion, as provided by the management of the Company and approved for Goldman Sachs’ use by the Special Committee, and divided the result by the number of fully diluted outstanding Company Shares as of February 28, 2026 of 124,018,300 shares, as provided by the management of the Company and approved for Goldman Sachs’ use by the Special Committee, to derive a reference range of implied values per Company Share of $9.99 to $29.87.

7.     The disclosure under the heading “Special Factors—Opinion of the Financial Advisor to the Special Committee – Premia Paid Analysis” is hereby amended and supplemented by adding the table below after the fourth paragraph on page 48:

Announcement Date	Acquiror	Target	Deal Value ($ in billions)	Premia Paid (%)
September 2025	Patient Square	Premier	2.6	30.5
August 2025	Alcon	StaarSurgical	1.5	51.0
January 2025	Stryker	Inari	4.7	60.7
December 2025	Patient Square	Patterson	2.8	35.7
June 2024	Boston Scientific	SilkRoad Medical	1.3	26.9
January 2024	Boston Scientific	Axonics	3.7	23.3
June 2023	Optum	Amedisys	3.7	30.7
July 2022	Amazon.com	1life Healthcare	3.5	76.8
July 2022	Patient Square	Hanger	1.2	25.8
May 2022	TPG; CD&R	Covetrus	3.2	37.5
April 2022	Prince	Natus	1.1	28.6
April 2022	Stone Point Capital	Tivity	1.9	28.2
January 2022	Owen & Minor	Apria	1.5	26.2
January 2022	Stryker	Vocera	2.7	26.8
April 2021	Diasorin	Luminex	1.8	12.3
March 2021	Roche	GenMark	1.8	30.0
January 2021	Centene	Magellan	1.9	14.7
December 2020	Philips	BioTelemetry	2.8	16.5

8.     The disclosure under the heading “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” is hereby supplemented by including the following bullet after the ninth bullet on page 72 of the Definitive Proxy Statement:

•	After the Closing, Parent intends to pay to Mr. Ortenzio and Mr. Jackson fees in amounts equal to approximately $2.9 million and $0.2 million, respectively, in recognition of their roles in structuring and negotiating the transaction (which payments are in addition to the payments and other benefits shown under the heading “Special Factors – Golden Parachute Compensation”);

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Select Medical by Parent. In connection with the proposed transaction, Select Medical has filed the Definitive Proxy Statement with the SEC. In addition, Select Medical and certain affiliates of Select Medical jointly filed a transaction statement on Schedule 13E-3 on May 19, 2026. Promptly after filing its Definitive Proxy Statement with the SEC, the Company mailed the Definitive Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the Merger. This communication is not a substitute for the Definitive Proxy Statement or any other document that the Company has filed or may file with the SEC or send to its stockholders in connection with the Merger. INVESTORS AND STOCKHOLDERS OF SELECT MEDICAL ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SELECT MEDICAL’S DEFINITIVE PROXY STATEMENT AND SCHEDULE 13E-3 BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and stockholders are able to obtain the documents filed with the SEC free of charge either from the SEC’s website at www.sec.gov, or from Select Medical’s Investor Relations webpage at https://www.selectmedical.com/investor-relations/.

Participants in the Solicitation

Select Medical and its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from stockholders of Select Medical in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the Merger is set forth in Select Medical’s Definitive Proxy Statement. Additional information concerning these individuals and any direct or indirect interest such individuals in the solicitation, which may, in some cases, be different than those of Select Medical’s stockholders generally, will be set forth in Select Medical’s Definitive Proxy Statement. These documents can be obtained free of charge from the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to Select Medical’s plans, goals, intentions, strategies, financial outlook, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of Select Medical’s control. Forward-looking statements are not guarantees of future performance and you should not place undue reliance on Select Medical’s forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause Select Medical’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. There is no assurance that the proposed Merger will be consummated, and there are a number of risks and uncertainties that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including, without limitation: (1) the inability to consummate the proposed Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain the required stockholder approval to adopt the Merger Agreement, the failure to obtain any required regulatory approvals for the proposed Merger, including the termination or expiration of any required waiting periods, or the failure to satisfy the other conditions to the consummation of the proposed Merger; (2) the risk that the Merger may be terminated in circumstances requiring Select Medical to pay a termination fee; (3) the risk that the proposed Merger disrupts Select Medical’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the proposed Merger on the ability of Select Medical to retain and hire key personnel and maintain relationships with those with whom it does business; (5) the effect of the announcement or pendency of the proposed Merger on Select Medical’s operating results and business generally; (6) the significant costs, fees and expenses related to the proposed Merger; (7) the risk that Select Medical’s stock price may decline significantly if the proposed Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed Merger and instituted against Select Medical and/or their respective directors, executive officers or other related persons; (9) other risks that could affect Select Medical’s business, financial condition or results of operations, including those set forth in the Company’s most recent Annual Report on Form 10-K and any subsequent filings; and (10) other risks to the consummation of the proposed Merger. Additional information concerning these and other factors can be found in Select Medical’s filings with the SEC, including Select Medical’s most recent annual report on Form 10-K. Select Medical does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION

Date: June 22, 2026	By:	/s/ John F. Duggan
John F. Duggan
Executive Vice President, General Counsel and Secretary